Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement of Uroplasty, Inc. on Form SB-2 of our report dated June 27, 2006, relating to the March 31, 2006 consolidated financial statements of Uroplasty, Inc. and Subsidiaries, appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ MCGLADREY & PULLEN, LLP

Minneapolis, Minnesota
November 27, 2006